Household Finance Corporation
Household Card Funding Corp.
Household Credit Card Master Trust I , Series 1995-1



Original Principal Class A                            1,500,000,000

Number of Class A Bonds (000's)                       1,500,000
Original Principal Class B                            214,286,000

Number of Class B Bonds (000's)                       214,286


Distribution Date                               12/15/97
Total 1997


CLASS A
Beginning Class A Principal Balance                   1,500,000,000

Beg Class A Pool Factor                               1.00000000

Principal Distribution                                0
     0
Principal Payment Factor (per 1,000 Bond)             0.00000000


Ending Class A Principal Balance                      1,500,000,000

Ending Class A Pool Factor                            1.00000000


Class A Interest                                6,833,750
87,671,438
Interest Payment Factor (per 1,000 Bond)              4.55583333




CLASS B
Beginning Class B Principal Balance                   214,286,000

Beg Class B Pool Factor                               1.00000000

Principal Distribution                                0
     0
Principal Payment Factor (per 1,000 Bond)             0.00000000


Ending Class B Principal Balance                      214,286,000

Ending Class B Pool Factor                            1.00000000


Class B Interest                                1,006,251
12,914,508
Interest Payment Factor (per 1,000 Bond)              4.69583333